                  WARRANT AGREEMENT dated as of ____________, 1998 between TAM Restaurants, Inc., a Delaware corporation (the "Company"), and Paragon Capital Corporation (hereinafter referred to as the "Underwriter").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company proposes to issue to the Underwriter warrants (the "Warrants") to purchase up to 100,000 shares (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) (the "Shares") of Common Stock of the Company, par value $.0001 per share (the "Common Stock", of the Company, and up to 50,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) Common Stock purchase warrants (the "Underlying Warrants"); and

                  WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _____________, 1998 between the Underwriter and the Company, to act as the underwriter in connection with the Company's proposed public offering (the "Public Offering") of 1,150,000 (including overallotments) shares of Common Stock (the "Public Shares") at an initial public offering price of $5.00 per Public Share and 575,000 (including overallotments) warrants (the "Public Warrants") at an initial public offering price of $.10 per Public Warrant; and

                  WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or its designees who are directors, officers and partners of the Underwriter or to members of the selling group participating in the distribution of the Public Shares and Public Warrants to the public in the Public Offering and/or their respective directors, officers or partners (collectively, the "Designees"), in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter or its designees to the Company of One Hundred Five Dollars ($105.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant. The Underwriter, and/or the Designees are hereby granted the right to purchase, at any time from ___________, 1999 until 5:00 P.M., New York time, on ______________, 2003 (the "Warrant Exercise Term"), up to 160,000 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Articles 6 and 8 hereof) of $6.00 per Share and up to 150,000 Underlying Warrants at an initial exercise price (subject to adjustment as provided in Articles 6 and 8 hereof) of $.12 per Underlying Warrant. The

Underlying Warrants are each exercisable to purchase one (1) fully-paid and non-assessable share of Common Stock at a price of $7.25 per share (the "Underlying Warrant Shares"). The Underlying Warrants are exercisable commencing ________________, 1999 (or such earlier date as the Underwriter consents to the exercise of the warrants issued pursuant to the Public Warrant Agreement (as hereinafter defined)) until 5:00 P.M., New York City time on ________________, 2003. The Holder may purchase, upon exercise of this Warrant, either the Shares or the Underlying Warrants or both. Except as provided in Article 13 hereof, the Shares and the Underlying Warrants are in all respects identical to the Public Shares and Public Warrants being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

                   2. Warrant Certificates. The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall, for the Warrants exercisable for the purchase of Shares, be in the form set forth in Exhibit A attached hereto and made a part hereof, and, for the Warrants exercisable for the purchase of Underlying Warrants, in the form of Exhibit B attached hereto and made a part hereof, each with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

                   3. Exercise of Warrant.
                      -------------------

                      3.1. Cash Exercise. The Warrants initially are exercisable at a price of $6.00 per Share purchased and $.12 per Underlying Warrant purchased, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares and Underlying Warrants purchased, at the Company's principal offices in Washington (currently located at 1163 Forest Avenue, Staten Island, New York 10310) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased and/or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares or fractional Underlying Warrants). In the case of the purchase of less than all the Shares or Underlying Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Underlying Warrants purchasable thereunder.

                      3.2. Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate, which are exercisable for the purchase of Shares (a "Warrant Exchange"), into the number of Shares and Underlying Warrants determined in accordance with this
Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled represent the right to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section

                  3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the day preceding the Warrant Exchange. "Market Price" at any date shall be deemed to be the last reported sale price prior to the Exchange Date or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. through NASDAQ or (ii) a similar organization if NASDAQ is no longer reporting such information.

                  4. Issuance of Certificates.
                     ------------------------

                  Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased and certificates for the Underlying Warrants purchased, and upon the exercise of the Underlying Warrants, the issuance of certificates for the Underlying Warrant Shares purchased shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Warrant Certificates and the certificates representing the Shares and the Underlying Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates and certificates representing the Underlying Warrants shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                  Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares and the Underlying Warrants purchased, and upon exercise, in whole or in part, of the Underlying Warrants, certificates representing the Underlying Warrant Shares purchased (collectively, the "Warrant Securities"), shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

                   5. Restriction on Transfer of Warrants.
                      -----------------------------------

                  The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof [the Effective Date], except to the Underwriter or to the Designees.

                  6. Price.
                     -----

                     6.1. Initial and Adjusted Exercise Price. The Warrant's initial exercise price of each Warrant shall be $6.00 per Share and $.12 per Underlying Warrant. The adjusted exercise price per Share and the adjusted exercise price per Underlying Warrant shall be the prices which shall result from time to time from any and all adjustments of the initial exercise price per Share or per Underlying Warrant, as the case may be, in accordance with the provisions of Article 8 hereof.

                    6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                 7. Registration Rights.
                    -------------------

                    7.1. Registration Under the Securities Act of 1933. None of the Warrants, the Shares, the Underlying Warrants, or the Underlying Warrant Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

                    7.2. Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares, the Underlying Warrants, the Underlying Warrant Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares or Underlying Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a

Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                  7.3. Piggyback Registration. If, at any time during the seven years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this
Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty

(30) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

                           If securities are proposed to be offered for sale
pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.

                 If, subsequent to exercise of the demand registration right referred to in Section 7.4 below, any Registrable Securities requested to be included in a Piggyback Registration are not so included because of the operation of the proviso of the first paragraph of this Section 7.3, then the holders of such excluded Registrable Securities shall have the right to require the Company, at its expense, to prepare and file another Registration Statement under the Act covering such Registrable Securities, provided that, if the underwriter so requests, such Registrable Securities shall not be sold until the expiration of 90 days from the effective date of the offering that gave rise to the piggyback registration rights that are the subject of this

Section 7.3. Nothing contained in the foregoing sentence shall require the Company to undergo an audit, other than in the ordinary course of business.

                 Notwithstanding the provisions of this Section
7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                 7.4. Demand Registration.
                      -------------------

                      (a) At any time during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the Company (except as provided in Section 7.5(b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable

Securities by the holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act, under Rule 144(k) promulgated under the Act or otherwise. Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business.

                      (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                      (c)  The term "Majority Holder" as used in
Section 7.4 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants, Underlying Warrant Shares already issued and Underlying Warrant Shares issuable pursuant to the exercise of outstanding Underlying Warrants) as would constitute a majority of the aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants, Underlying Warrant Shares already issued and Underlying Warrant Shares issuable pursuant to the exercise of outstanding Underlying Warrants) included in all the Registrable Securities.

                 7.5. Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                      (a) In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than twenty (20) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                      (b) The Company shall pay all costs, fees and expenses (other than indemnity fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                      (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities; provided that the Company shall not be obligated to execute or file any general consent to service of process to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                      (d) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended

("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in
Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                                     (e) Any holder of Registrable Securities to
be sold pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the

Underwriter has agreed to indemnify the Company as set forth in Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                                     (f)  Nothing contained in this Agreement
shall be construed as requiring any holder to exercise the Warrants or the Underlying Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

                                     (g)  If the Company shall fail to comply
with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

                                     (h)  The Company shall promptly deliver
copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to Section 7.3 hereof or Section 7.4 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered, and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                                   (i)  Upon the written request therefor by any
holders of Registrable Securities, the Company shall include in the Registration Statement covering any of the Registrable Securities any other securities of the Company held by such holders of Registrable Securities as of the date of filing of such Registration Statement, including, without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

                   8. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants. In the event the Exercise Price per Share and/or the number of Shares so purchasable is adjusted, then the Exercise Price of the Warrants relating to the Underlying Warrants and the number of underlying Warrants purchasable hereunder shall, be adjusted in the same proportion.

                           8.1.     Computation of Adjusted Price.  In case the
Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price per Share in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                                 (a)     an amount equal to the total number of
shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                                 (b)     the total number of shares of Common
Stock outstanding immediately after such issuance or sale.

                                    For the purposes of any computation to be
made in accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                           8.2.     Subdivision and Combination.  In case the
Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                           8.3.     Adjustment in Number of Securities.  Upon
each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price provided, however that if an event occurs that results in an adjustment of the number and/or price of the shares of Common Stock issuable upon exercise of the Public Warrants pursuant to Section 9 of the Warrant Agreement by and among the Company, the Underwriter and Continental Stock Transfer & Trust Company dated as
of          , 1997 ("Public Warrant Agreement"), resulting in automatic adjustment in the number and/or price of the Underlying Warrant Shares issuable upon exercise of the Underlying Warrants pursuant to Section 8.5 hereof, then the adjustment provided for in this Section 8.3 shall not, in such instance, result in any further adjustment in the aggregate number of shares of Common Stock ultimately issuable upon exercise of the Underlying Warrants.

                           8.4. Reclassification, Consolidation, Merger, etc. In
case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of both the Shares and the Underlying Warrant Shares immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holders' Warrants and the Underlying Warrants and (y) the exercise prices for the Warrants and Underlying Warrants in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants and the Underlying Warrants.

                           8.5.     Determination of Outstanding Common Shares.
The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued and the aggregate number of shares issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                           8.6.     Adjustment of Exercise Price and Securities
Issuable Upon Exercise of Underlying Warrants. With respect to any of the Underlying Warrants, whether or not the Warrants have been exercised and whether or not the Warrants are issued and outstanding, the exercise price for, and the number of, Underlying Warrant Shares issuable upon exercise of the Underlying Warrants shall be automatically adjusted in accordance with Section 9 of the Public Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, until the next such adjustment or until otherwise adjusted in accordance with this Section 8, the Underlying Warrants shall be exercisable at such adjusted exercise price and for such adjusted number of Underlying Warrant Shares.

                           8.7.     Dividends and Other Distributions with
Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of the Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitle to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

                           8.8.     Subscription Rights for Shares of Common
Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 8.8, that the exercise of the Warrants is permissible immediately upon issuance).

                  9.  Exchange and Replacement of Warrant Certificates.
                      ------------------------------------------------

                  Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the

Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10.  Elimination of Fractional Interests.
                       -----------------------------------

                  The Company shall not be required to issue certificates representing fractions of Shares or fractions of Underlying Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares and Underlying Warrants.

                  11.  Reservation and Listing of Securities.
                       -------------------------------------

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Underlying Warrants and payment of the respective Underlying Warrant exercise price therefor, all Underlying Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Underlying Warrants and all Underlying Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the Common Stock is listed on a national securities exchange.

                  12.  Notices to Warrant Holders.
                       --------------------------

                  Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                            (a) the Company shall take a record of the holders
                  of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                            (b) the Company shall offer to all the holders of
                  its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                            (c) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                                    (d) reclassification or change of the
                  outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                                    (e) The Company or an affiliate of the
                  Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13.  Underlying Warrants.
                       -------------------

                  The form of the certificates representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Public Warrant Agreement; provided, however, (i) each Underlying Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one (1) fully paid and non-assessable share of Common Stock in respect of the Underlying Warrant at an initial purchase price of $7.25 per share commencing ______________, 1999 (or such earlier date as the Underwriter consents to the exercise of the warrants issued pursuant to the Public Warrant Agreement) until , 2003 and (ii) the Target Redemption Price (as defined in the Public Warrant Agreement) of the Underlying Warrants is 150% of the then effective exercise price of the Underlying Warrants. As set forth in Section 8.5 of this Agreement, the exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in
Section 9 of the Public Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable Underlying Warrant Shares (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies, in connection with the exercise of such holders' Underlying Warrants, with the terms governing exercise of the Public Warrants set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Public Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrants, in such holder's name or in such name as may be directed by such holder, certificates for the number of Underlying Warrant Shares so purchased. The Underlying Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Underlying Warrant shall be issued promptly to the transferee. The Company covenants to, and agrees with, each Holder that without the prior written consent of all the Holders, the Public Warrant Agreement will not be modified, amended, cancelled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of the Public Warrants.

                  14.  Notices.
                       -------

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                       (a) If to a registered Holder of the Warrants, to the
                address of such Holder as shown on the books of the Company; or

                       (b) If to the Company, to the address set forth in
                Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

                  15.  Supplements and Amendments.
                       --------------------------

                  The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interests of the Holders of Warrant Certificates.

                  16.  Successors.
                       ----------

                  All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                  17.  Termination.
                       -----------

                  This Agreement shall terminate at the close of business on
                , 2006. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants and Underlying Warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of Section 7 shall survive any termination pursuant to this Section 17 until the close of business on , 2009.

                  18.  Governing Law.
                       -------------

                  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                  19.  Benefits of This Agreement.
                       --------------------------

                  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered holder or holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Under-writer and any other holder or holders of the Warrant Certificates or Warrant Securities.

                  20.  Counterparts.
                       ------------

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                            TAM RESTAURANTS, INC.

                                            By:_________________________________
                                               Name:
                                               Title:
Attest:


______________________________

                                            PARAGON CAPITAL CORPORATION


                                            By:________________________________
                                               Name:
                                               Title:

                                                                      EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                  EXERCISABLE ON OR COMMENCING _________, 1999
                  UNTIL 5:00 P.M., NEW YORK TIME, _______, 2003

No. W-                                                          _______ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that ________ _____________________________ or registered assigns, is the registered holder of
__________ Warrants to purchase, at any time from _______, 1999 until 5:00 P.M. New York City time on _______, 2002 ("Expiration Date"), an aggregate of up to _______ fully-paid and non-assessable shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of TAM Restaurants, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______, 1997 between the Company and Paragon Capital Corporation (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:               , 1998                                TAM RESTAURANTS, INC.


                                                           By:__________________
                                                              Name:
                                                              Title:

Attest:


________________

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of TAM Restaurants, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ____________________________, whose address is _______________________________, and that such Certificate be delivered to _________________________________, whose address is _____________.



Dated:                                               Signature:_________________

                                                     (Signature must conform in
                                                     all respects to name of
                                                     holder as specified on the
                                                     face of the Warrant
                                                     Certificate.)


                                         ________________________________


                                         ________________________________
                                         (Insert Social Security or Other
                                           Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED____________________________________________

hereby sells, assigns and transfers unto

________________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                               Signature:_________________

                                                  (Signature must conform in all
                                                   respects to name of holder as
                                                   specified on the face of the
                                                   Warrant Certificate)


_______________________________


_______________________________
(Insert Social Security or Other
Identifying Number of Assignee)

                                                                       EXHIBIT B

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                      EXERCISABLE COMMENCING _______, 1999
                  UNTIL 5:00 P.M., NEW YORK TIME, _______, 2003

No. W-                                                        _________ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that _____________ ____________________, or registered assigns, is the registered holder of
___________________________ (_______) Warrants to purchase, at any time from
_______, 1999 until 5:00 P.M. New York City time on _______, 2003 ("Expiration Date"), an aggregate of up to ___________________________ (_______) common stock purchase warrants, each common stock purchase warrant entitling the holder thereof to purchase one share of common stock, par value $.0001 per share (collectively, the "Underlying Warrants"), of TAM Restaurants, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per Underlying Warrant, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______, 1997 between the Company and Paragon Capital Corporation ("Paragon") (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  The Underlying Warrants issuable upon exercise of the Warrants will be exercisable at any time from _______, 1999 (or such earlier dates as to which Paragon consent to the exercise of the Public Warrants (as defined in the Warrant Agreement)) until 5:00 P.M. Eastern Time _______, 2003 each Underlying Warrant entitling the holder thereof to purchase one fully-paid and non-assessable share of common stock of the Company, at an initial exercise price, subject to adjustment in certain events, of $____ per share. The Underlying Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of _______, 1998 by and among the Company, Paragon and _______________ (the "Public Warrant Agreement"). The Public Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Underlying Warrants.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:           , 1998                           TAM RESTAURANTS, INC.



                                                   By:__________________________
                                                      Name:
                                                      Title:


Attest:


________________________

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Underlying Warrants and herewith tenders, in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of TAM Restaurants, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ___________________________, whose address is __________________________________, and that such Certificate be delivered to ________________________________, whose address is _____________.



Dated:                                               Signature:

                                                     (Signature must conform in
                                                     all respects to name of
                                                     holder as specified on the
                                                     face of the Warrant
                                                     Certificate.)

                        ________________________________


                        ________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

                (To be executed by the registered holder if such holder

                  desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED________________________________________
hereby sells, assigns and transfers unto ___________________________________
___________________ (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                               Signature: ________________

                                                 (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                   Warrant Certificate)


________________________________


________________________________
(Insert Social Security or Other
Identifying Number of Assignee)